As filed with the Securities and Exchange Commission on January 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sea Limited

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (IRS Employer Identification No.)

1 Fusionopolis Place, #17-10, Galaxis
Singapore 138522
+65 6270-8100
(Address of Principal Executive Offices and Zip Code)

Second Amended and Restated Share Incentive Plan
(Full Title of the Plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, N.Y. 10168
(Name and address of agent for service)

+1 (800) 221-0102
(Telephone number, including area code, of agent for service)

Copies to:

Yanjun Wang, Esq.
Sea Limited
1 Fusionopolis Place, #17-10, Galaxis
Singapore 138522
+65 6270-8100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Sea Limited (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 16,942,765 additional Class A ordinary shares (“Class A Ordinary Shares”) of the Registrant for issuance under the Registrant’s Second Amended and Restated Share Incentive Plan, as may be amended from time to time (the “Plan”), to increase the number of Class A Ordinary Shares available for grant under the Plan. This increase is made pursuant to the provision of the Plan providing for automatic increases in the maximum number of Class A Ordinary Shares available for grant on January 1, 2023 by 3% of the total number of ordinary shares of all classes of the Registrant outstanding as of December 31, 2022, being 564,758,842 ordinary shares. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 9, 2018 (File No. 333-223551), as amended on March 28, 2018, the registration statement on Form S-8 filed with the Commission on January 4, 2019 (File No. 333-229137), the registration statement on Form S-8 filed with the Commission on July 26, 2019 (File No. 333-232859), the registration statement on Form S-8 filed with the Commission on January 3, 2020 (File No. 333-235799), the registration statement on Form S-8 filed with the Commission on January 4, 2021 (File No. 333-251873) and the registration statement on Form S-8 filed with the Commission on January 3, 2022 (File No. 333-261969), except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (see Exhibit Index below).

SEA LIMITED

EXHIBIT INDEX

Exhibit Number	Description

4.1	Ninth Amended and Restated Memorandum and Articles of Association of Sea Limited (incorporated by reference to Exhibit 3.1 from the Registrant's Form 6-K (File No. 001-38237) filed with the SEC on February 14, 2022)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 (File No. 333-220571) filed with the Commission on September 22, 2017)

4.3	Deposit Agreement dated as of October 19, 2017 among the Registrant, The Bank of New York Mellon and owners and holders of the American depositary shares issued thereunder (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-8 (File No. 333-222071) filed with the Commission on December 15, 2017)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of Class A Ordinary Shares being registered

10.1	Second Amended and Restated Share Incentive Plan (incorporated by reference to Exhibit 4.1 from the Registrant’s Form 20-F (File No. 001-38237) filed with the SEC on April 22, 2022)

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Singapore on January 3, 2023.

Sea Limited

By:	/s/ Forrest Xiaodong Li
Name:	Forrest Xiaodong Li
Title:	Chairman and Group Chief Executive Officer

[Signature Page to Form S-8]

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Forrest Xiaodong Li as his true and lawful attorney-in-fact with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Forrest Xiaodong Li	Chairman and Group Chief Executive Officer	January 3, 2023
Name: Forrest Xiaodong Li	(principal executive officer)

/s/ Tony Tianyu Hou	Director and Group Chief Financial Officer	January 3, 2023
Name: Tony Tianyu Hou	(principal financial and accounting officer)

/s/ Gang Ye	Director and Group Chief Operating Officer	January 3, 2023
Name: Gang Ye

/s/ David Heng Chen Seng	Director	January 3, 2023
Name: David Heng Chen Seng

/s/ Khoon Hua Kuok	Director	January 3, 2023
Name: Khoon Hua Kuok

[Signature Page to Form S-8]

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Sea Limited, has signed this Registration Statement or amendment thereto in New York, on January 3, 2023.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Assistant Secretary on behalf of Cogency Global Inc.

[Signature Page to Form S-8]